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                                                                    EXHIBIT 10.6

                                CORTLAND BANCORP
                      AMENDED DIRECTOR RETIREMENT AGREEMENT

     THIS AMENDED DIRECTOR RETIREMENT AGREEMENT (this "Agreement") is made effective as of October 1, 2003, by and between Cortland Bancorp, a bank holding company located in Cortland, Ohio (the "Company") and William A. Hagood (the "Director").

     WHEREAS, the Company and the Director entered into a Director Retirement Agreement dated as of March 1, 2001, which agreement provides for payment of retirement benefits to the Director after termination of his service,

     WHEREAS, the March 1, 2001 Director Retirement Agreement provides for payment of $10,000 annually to the Director for 10 years if the Director retires on or after reaching the defined "Normal Retirement Age" of 73, and it provides for payment of reduced benefits if instead the Director retires before age 73,

     WHEREAS, because the Company's Code of Regulations prohibits any person who has attained the age of 70 from standing for election as a director, and because the Director will be age 72 when his term expires at the Company's Annual Meeting of Shareholders to be held in 2004, the Company's Code of Regulations makes it impossible for the Director to attain the "Normal Retirement Age" defined in the March 1, 2001 Director Retirement Agreement before termination of his active director service with the Company,

     WHEREAS, the Director has served the Company and subsidiaries as a member of the board of directors with distinction for more than 30 years, since 1972,

     WHEREAS, the effect of the Code of Regulations' age limitation on director service was overlooked when the March 1, 2001 Director Retirement Agreement was entered into, and the intent of that March 1, 2001 Director Retirement Agreement was that the Director should be entitled to the full Normal Retirement Benefit of $10,000 annually for 10 years for retirement after reaching the mandatory retirement age limit under the Code of Regulations,

     WHEREAS, the Company and the Director desire to correct that oversight by amending and restating in its entirety the March 1, 2001 Director Retirement Agreement by means of this Agreement, which shall supersede and replace the March 1, 2001 Director Retirement Agreement in its entirety on the effective date of this Agreement, and which shall, among other things, change the defined "Normal Retirement Age" from age 73 to age 72,

     WHEREAS, the Director has stated his desire to retire from active director service effective on February 29, 2004,

     WHEREAS, at the Company's request the Director has agreed to serve as Director Emeritus after termination of his active director service so that the board will continue to have the benefit of the Director's guidance and advice, and

     WHEREAS, this Agreement supersedes and replaces in its entirety the March 1, 2001 Director Retirement Agreement, but the February 23, 2001 Split Dollar Agreement between the Company and the Director shall remain in full force and effect and shall not be amended, modified, or affected in any way by this Agreement.

     NOW, THEREFORE, in consideration of these premises and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

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     1.1 "Accrual Balance" means the liability that should be accrued by the
Company under generally accepted accounting principles ("GAAP") for the Company's obligation to the Director under this Agreement, by applying Accounting Principles Board Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106, and the calculation method and discount rate specified hereinafter. The Accrual Balance shall be calculated assuming a level principal amount and interest as the discount rate is accrued each period. The principal accrual is determined such that when it is credited with interest each month, the Accrual Balance at Normal Retirement Age equals the present value of the normal retirement benefits. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20-year corporate bond rated Aa by Moody's, rounded to the nearest 1/4%. The initial discount rate is 6.75%. However, the Plan Administrator, in its sole discretion, may adjust the discount rate to maintain the rate within reasonable standards according to GAAP. The Plan Administrator shall consist of the Company's board of directors or such committee or person(s) as the board shall appoint.

     1.2 "Effective Date" means the date first written above, October 1, 2003.

     1.3 "Normal Retirement Age" means the Director's 72nd birthday.

     1.4 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

     1.5 "Plan Year" means each twelve-month period beginning on March 1 of each year and ending on the last day of February of each year.

     1.6 "Termination of Service" means that the Director ceases to be a member of the Company's board of directors for any reason whatsoever. For purposes of this Agreement, if the Director serves as Director Emeritus he shall nevertheless be considered to have ceased to be a member of the Company's board of directors. For purposes of this Agreement, if there is a dispute over the service status of the Director or the date of the Director's Termination of Service, the Company shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

                                    ARTICLE 2
                                LIFETIME BENEFITS

     The Director having attained the Normal Retirement Age on August 25, 2003, upon Termination of Service the Company shall pay to the Director an annual benefit of $10,000. The annual benefit shall be payable to the Director in 12 equal monthly installments, payable on the first day of each month beginning with the month after the Director's Normal Retirement Date. The annual benefit shall be paid to the Director for 10 years. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's board of directors may, in its sole discretion, increase the benefit.

                                    ARTICLE 3
                                 DEATH BENEFITS

     If the Director dies before receiving all benefit payments under Article 2 of this Agreement, the Company shall pay the remaining benefits to the Director's beneficiary(ies) at the same time and in the same amounts they would have been paid to the Director had the Director survived.

                                    ARTICLE 4
                                  BENEFICIARIES

     4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and received by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the

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beneficiary predeceases the Director or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, the Director's estate shall be the beneficiary.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative, or person having the care or custody of such minor, incapacitated person, or incapable person. The Company may require proof of incapacity, minority, or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 5
                          CLAIMS AND REVIEW PROCEDURES

     5.1 Claims Procedure. The Company shall notify any person or entity that makes a claim for benefits under this Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

     5.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons, which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    ARTICLE 6
                                  MISCELLANEOUS

     6.1 Amendment and Termination. This Agreement may be amended or terminated solely by a written agreement signed by the Company and the Director.

     6.2 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     6.3 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a Director of the Company, nor does the Agreement interfere with the rights of the Company's shareholders not to re-elect the Director or the right of shareholders or the Board to remove an individual as a director of the Company. The Agreement also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

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     6.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

     6.5 Successors; Binding Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Director, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place.

     6.6 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     6.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

     6.8 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

     6.9 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director concerning the subject matter hereof. No rights are granted to the Director under this Agreement other than those specifically set forth herein. Effective as of the Effective Date of this Agreement, this Agreement supersedes and replaces in its entirety the Director Retirement Agreement between the Company and the Director dated as of March 1, 2001. However, the February 23, 2001 Split Dollar Agreement between the Company and the Director shall remain in full force and effect and shall not be amended, modified, or affected in any way by this Agreement.

     6.10 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, not held so invalid, and the rest of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force and effect.

     6.11 Headings. The headings and captions in this Agreement are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

     6.12 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

     (a) If to the Company, to:    Board of Directors
                                   Cortland Bancorp
                                   194 W. Main Street
                                   P.O. Box 98
                                   Cortland, Ohio 44410-1466

     (b) If to the Director, to:   William A. Hagood
                                   Cortland Bancorp
                                   194 W. Main Street

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                                   P.O. Box 98
                                   Cortland, Ohio 44410-1466

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

                                    ARTICLE 7
                           ADMINISTRATION OF AGREEMENT

     7.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the Company's board of directors or such committee or person(s) as the board shall appoint. The Director may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (b) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

     7.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

     7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. Neither the Director nor any beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method employed in the determination of the Accrual Balance.

     7.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

     7.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, death, or Termination of Service of the Director, and such other pertinent information as the Plan Administrator may reasonably require.

     IN WITNESS WHEREOF, the Director and a duly authorized Company officer have executed this Amended Director Retirement Agreement as of the date first written above.

DIRECTOR:                               COMPANY:
                                        Cortland Bancorp


                                        By:
-------------------------------------       ------------------------------------
William A. Hagood                       Title:
                                               ---------------------------------

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                             BENEFICIARY DESIGNATION
                                CORTLAND BANCORP
                      AMENDED DIRECTOR RETIREMENT AGREEMENT

                                WILLIAM A. HAGOOD

     I designate the following as beneficiary of any death benefits under this Director Retirement Agreement:

Primary: _______________________________________________________________________

________________________________________________________________________________

Contingent: ____________________________________________________________________

________________________________________________________________________________

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
     AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

     I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature:
           --------------------------
           William A. Hagood
Date: ______________, 2004

     Received by the Company this _______ day of ______________, 2004.


     By:
         ----------------------------
     Title:
            -------------------------